Exhibit 99.1

Guardion Health Sciences Adds Experienced

Vice President and Chief Financial Officer to

Executive Management Team

Newly-Appointed CFO Andrew Schmidt Brings

Extensive and Wide-Ranging Public Company Experience

San Diego, California – July 21, 2020 - Guardion Health Sciences, Inc. (“Guardion” or the “Company”) (Nasdaq: GHSI) announced that it has appointed Andrew C. Schmidt, 58, as Vice President and Chief Financial Officer of the Company. Mr. Schmidt joins Guardion with more than 20 years of financial management experience in a number of publicly-traded companies across a variety of industries. The Company believes the addition of an experienced executive such as Mr. Schmidt to spearhead the financial, M&A and capital market strategies of the Company will help to establish a basis for significant revenue growth and enhance efforts to reach profitability.

Dr. David Evans, Ph.D., Guardion’s Interim President and Chief Executive Officer, commented, “We are pleased to have Andrew Schmidt join our executive management team as VP/CFO. We believe that the synergy of our powerful therapies and unique diagnostic technologies, combined with a disciplined and focused financial and capital markets strategy in these unusual times, can drive an expansion of Guardion’s growing position in the nutrition industry. We believe that Andy will provide critical guidance and discipline in implementing these efforts.”

Mr. Schmidt has significant expertise and experience with micro- and small-cap public companies, most recently with Iteris, Inc., which is traded on Nasdaq under the symbol ITI, and Smith Micro Software, Inc. which is traded on Nasdaq under the symbol SMSI, where he led the financial management team and helped to develop market strategies and drive rapid growth. As part of the new management team, Mr. Schmidt will be a key participant in the Company’s efforts to develop marketing and commercialization strategies for implementation over the next several months, and is expected to provide financial oversight and discipline to the Company’s efforts to ramp up ROI-driven sales. Mr. Schmidt has extensive experience in public capital markets and mergers and acquisitions, and is expected to provide significant input and guidance to the Company’s ongoing efforts in these areas.

About Guardion Health Sciences, Inc.

Guardion is a specialty health sciences company (i) that develops medical foods and medical devices in the ocular health marketplace and (ii) that is developing nutraceuticals that the Company believes will provide medicinal and health benefits to consumers. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the SEC at www.sec.gov.

About NutriGuard™

NutriGuard™ formulates high-quality nutraceuticals, which are designed to supplement consumers’ diets. NutriGuard uses industry standards to establish the safety and efficacy of the products it develops and markets, maintains that commitment through prudent manufacturing and quality assurance programs, and only uses manufacturers who comply with FDA current Good Manufacturing Practices (cGMP) requirements. Guardion plans to increase NutriGuard’s existing customer base and build on its product platform by making NutriGuard products available to patients directly and through recommendations by their physicians.

About VectorVision®

VectorVision® specializes in the standardization of contrast sensitivity, glare sensitivity, low contrast acuity, and ETDRS acuity vision testing. Its patented standardization system provides the practitioner or researcher the ability to delineate very small changes in visual capability, either as compared to the population or from visit to visit. VectorVision’s® patented technology is considered the standard of care for clinical trials. VectorVision® is a wholly owned subsidiary of Guardion.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, and the Company’s ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Porter, LeVay& Rose, Inc.

Michael Porter

Telephone: (212) 564-4700

E-mail: mike@plrinvest.com